POWER OF ATTORNEY


	The undersigned appoints A. Robert D. Bailey, Jean F. Geisel, Jurij Z. Kushner, Stephen C. McCluski and Robert B. Stiles, or any one of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned any Forms 3, 4, 5 or 144 required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the related rules and regulations thereunder, and any amendment or amendments thereto, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by Bausch & Lomb Incorporated, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 3rd day of March, 2004.



						/Alan M. Bennett/
						(Signature)

						Alan M. Bennett
						(Type or Print Name)